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                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 27, 2000, except as to Note 12, which is as of April 24, 2000, relating to the financial statements, which appears in the Form S-1 (Registration Statement No. 333-30758) of Paradigm Genetics, Inc.



PricewaterhouseCoopers LLP

Raleigh, North Carolina
May 3, 2000